Exhibit 99.1

Sonic Automotive, Inc. Reports Solid First Quarter Earnings

Sets New Car Market Share Records, Raises its Annualized Cost Reduction Target to $135 Million

CHARLOTTE, N.C. – May 8, 2009 – Sonic Automotive, Inc. (NYSE: SAH), the nation’s third-largest automotive retailer, today reported that 2009 first quarter earnings from continuing operations were $5.4 million, or $0.13 per diluted share, before adoption of APB 14-1. The Company’s first quarter of 2009 also included pretax expense of $2.0 million, or $0.03 per diluted share, related to the Company’s successful debt restructuring efforts. Excluding these restructuring charges, first-quarter profit from continuing operations was $0.16 per diluted share before the adoption of APB 14-1, as shown in the attached reconciliation table.

B. Scott Smith, the Company’s President said, “Our continued focus on executing the basic blocking and tackling of our playbook produced solid results in the most difficult automotive business environment in at least a generation. We made money and moved the business forward, demonstrating the power of Sonic’s ongoing business strategy. Our playbook execution, including Pre-Owned, e-Commerce and Fixed Operations, provided the needed support as the new vehicle environment continued to struggle.”

“We are very pleased that despite the adversity in the new vehicle environment, Sonic set all-time new car market share records during the quarter. Our advertising and internet marketing initiatives resulted in 83 of our dealerships taking share by exceeding their local markets for the quarter. Our used vehicle business continues to outperform the industry confirming the fact that our pre-owned strategic initiatives are having a positive impact on our overall revenue mix and generating the intended results. Traffic to our internet websites was up 36%, and we posted the fourth highest customer pay quarter in our service department history.”

Mr. Smith continued, “On the cost front, our SG&A expenses were down over $23 million compared to the first quarter of last year. Adjusting our business model to respond to the current economy continues to be a primary focus. We made significant additional progress after announcing our cost reduction initiatives in March, and have raised our targeted annualized cost reductions to $135 million compared to our previously disclosed projection of $125 million. We believe that when SG&A is adjusted for rent, we are a top-performer among our peers.”

“We have lowered our number of associates by roughly 10% over the last six months. We now have fewer people making more money. As a result, we’re proud to say that our associate turnover is at an all-time low and associate satisfaction levels have never been higher, all of which complement our all-time high customer satisfaction scores.”

Presentation materials for the Company’s May 8, 2009 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the right side of the monitor.

To access the live broadcast of the call over the Internet go to: www.ccbn.com or www.sonicautomotive.com

A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, Conference ID: 98605797, International callers dial (706) 645-9291.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is the nation’s third-largest automotive retailer, operating 159 franchises. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to cost reduction plans. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2008. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(in thousands, except per share, unit data and percentage amounts)

	Three Months Ended
	3/31/2009	3/31/2008
Revenues
New retail vehicles	$573,275	$832,950
Fleet vehicles	16,991	64,729
Total new vehicles	590,266	897,679
Used vehicles	290,256	320,713
Wholesale vehicles	32,180	69,966

Total vehicles	912,702	1,288,358
Parts, service and collision repair	240,724	249,987
Finance, insurance and other	31,971	44,841

Total revenues	1,185,397	1,583,186
Total gross profit	218,242	259,071
SG&A expenses	(181,535)	(204,675)
Goodwill and other asset impairments	(32)	(156)
Depreciation	(7,788)	(6,723)

Operating income	28,887	47,517
Interest expense, floor plan	(4,303)	(11,048)
Interest expense, FSP APB 14-1	(2,566)	(2,639)
Interest expense, other	(14,810)	(10,665)
Other income	41	63

Income from continuing operations before taxes	7,249	23,228
Income taxes	(3,262)	(9,292)

Income from continuing operations	3,987	13,936
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(3,078)	(1,273)
Income tax benefit / (provision)	769	(38)

Loss from discontinued operations	(2,309)	(1,311)

Net income	$1,678	$12,625

Basic:
Weighted average common shares outstanding	40,099	40,774

Earnings per share from continuing operations	$0.10	$0.34
Loss per share from discontinued operations	($0.06)	($0.03)

Earnings per share	$0.04	$0.31

Diluted:
Weighted average common shares outstanding	40,338	41,069

Earnings per share from continuing operations	$0.10	$0.34
Loss per share from discontinued operations	($0.06)	($0.03)

Earnings per share	$0.04	$0.31

Gross Margin Data (Continuing Operations):

Retail new vehicles	7.0%	7.3%
Fleet vehicles	(0.2%)	0.8%
Total new vehicles	6.8%	6.8%
Used vehicles retail	9.4%	9.3%
Total vehicles retail	7.6%	7.5%
Wholesale vehicles	(0.4%)	(1.5%)
Parts, service and collision repair	49.5%	49.7%
Finance, insurance and other	100.0%	100.0%
Overall gross margin	18.4%	16.4%

SG&A Expenses (Continuing Operations):

Personnel	$102,633	$116,001
Advertising	9,498	13,644
Facility rent and related expenses	31,305	31,327
Other	38,099	43,703

Total	$181,535	$204,675

SG&A Expenses as % of Gross Profit

Personnel	47.0%	44.7%
Advertising	4.4%	5.3%
Facility rent and related expenses	14.3%	12.1%
Other	17.5%	16.9%

Total	83.2%	79.0%

Operating Margin %	2.4%	3.0%

	Three Months Ended
Unit Data (Continuing Operations):	3/31/2009		3/31/2008

New retail units	16,801		24,116
Fleet units	643		2,409
Used units	15,155		15,782
Wholesale units	5,362		8,342
Average price per unit:
New retail vehicles	$34,121		$34,539
Fleet vehicles	26,425		26,870
Used vehicles	19,152		20,321
Wholesale vehicles	6,001		8,387

Other Data:

Same store revenue percentage changes:
New retail	(31.6%	)
Fleet	(73.7%	)
Total New Vehicles	(34.6%	)
Used	(9.8%	)
Parts, service and collision repair	(4.3%	)
Finance, insurance and other	(28.3%	)

Total	(25.5%	)

Balance Sheet Data:
	3/31/2009		12/31/2008 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$614		$6,971
Receivables, net	205,957		247,025
Inventories	802,830		916,837
Assets held for sale	365,452		406,576
Other current assets	23,523		16,822

Total current assets	1,398,376		1,594,231
Property and Equipment, Net	382,129		369,892
Goodwill, Net	327,007		327,007
Other Intangibles, Net	81,914		82,328
Other Assets	22,195		32,087

TOTAL ASSETS	$2,211,621		$2,405,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Floor plan notes payable	$780,102		$921,023
Other current liabilities	204,869		277,938
Liabilities associated with assets held for sale	149,990		199,482
Current maturities of long-term debt	211,584		738,447

Total current liabilities	1,346,545		2,136,890
LONG-TERM DEBT	557,278		—
OTHER LONG-TERM LIABILITIES	90,689		71,132
STOCKHOLDERS’ EQUITY	217,109		197,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,211,621		$2,405,545

(1)	Restated for the adoption effects of FSP APB 14-1.